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                                  EXHIBIT 99.1
                                  ------------

HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS
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                                              Standard        Moody's                     Duff & Phelps
                                              & Poor's      Investors          Fitch             Credit       Thomson
                                           Corporation        Service           IBCA         Rating Co.     BankWatch
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At June 30, 1999
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
Household International, Inc.
     Senior debt                                     A             A3              A                  A             A
     Commercial paper                              A-1            P-2            F-1             Duff 1         TBW-1
     Preferred stock                              BBB+           baa1             A-                 A-          BBB+
                                                ------        -------         ------          ---------        ------
Household Finance Corporation
     Senior debt                                     A             A2             A+                 A+            A+
     Senior subordinated debt                       A-             A3              A                  A             A
     Commercial paper                              A-1            P-1            F-1            Duff 1+         TBW-1
                                                ------        -------         ------          ---------        ------
Household Bank, f.s.b.
     Senior debt                                     A             A2              A                  A            NR
     Subordinated debt                              A-             A3             A-                 A-             A
     Certificates of deposit
         (long/short-term)                       A/A-1         A2/P-1          A/F-1           A/Duff 1         TBW-1
     Thrift notes                                  A-1            P-1            F-1             Duff 1         TBW-1
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